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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 12, 2008

GOLD CREST MINES, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-52392	82-0290112
(State or other jurisdiction of incorporation or organization)	Commission file number	(IRS Employer Identification Number)

10807 E Montgomery Dr. Suite #1 Spokane Valley, WA	99206
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (509) 893-0171

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02   Termination of a Material Definitive Agreement

On December 12, 2008 Kisa Gold Mining, Inc., an Alaska corporation (“Kisa”), a wholly-owned subsidiary of Gold Crest Mines, Inc., (the “Company”) was notified by Newmont North America Exploration Limited, a subsidiary of Newmont Mining Corporation (Newmont) that they had elected to terminate the three Venture Agreements dated May 5, 2008.

The joint venture agreements dated May 5, 2008 with Newmont called for Newmont to explore for gold deposits on Kisa’s AKO, Luna and Chilly claim groups located in the Kuskokwim region of southwestern Alaska.

Per the terms of the agreements, upon delivery of notice of termination, Newmont shall pay all Government Fees that will become due in the calendar year of the delivery of such notice.

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GOLD CREST MINES, INC.

By:    /s/ Matt J. Colbert

               Matt J. Colbert

               Chief Financial Officer

Date: December 15, 2008

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